Exhibit 10.55

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of March 31, 2011 by Dallas Clean Energy McCommas Bluff, LLC, a Delaware limited liability company (the “Grantor”), and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Secured Party”).

W I T N E S S E T H:

WHEREAS, the Mission Economic Development Corporation, a constituted authority and non-profit industrial development corporation created and existing under the Development Corporation Act, as amended, Chapter 501, Texas Local Government Code (the “Issuer”), will issue its Solid Waste Disposal Revenue Bonds (Dallas Clean Energy LLC Project) Series 2011A (Tax-Exempt) and Solid Waste Disposal Revenue Bonds (Dallas Clean Energy LLC Project) Series 2011B (Taxable) (collectively, the “Bonds”), to assist the Grantor in financing the cost of the acquisition, construction, improvement and installation of certain solid waste disposal facilities (the “Project”), and to pay certain other items relating to the Bonds;

WHEREAS, the Bonds are issued pursuant to an Trust Indenture dated as of January 1, 2011 (the “Indenture”), between the Issuer and the Secured Party, as trustee;

WHEREAS, the Issuer will loan the proceeds derived from the sale of the Bonds to the Grantor to develop the Project pursuant to a Loan Agreement dated as of January 1, 2011 (the “Loan Agreement”) under which the Grantor is required to make loan payments sufficient to pay when due the principal of, premium, if any, and interest on the Bonds and related expenses;

WHEREAS, the Grantor’s repayment obligations under the Loan Agreement will be evidenced by a promissory note dated the date of issuance of the Bonds (the “Note”), from the Grantor to the Issuer and assigned to the Secured Party pursuant to the Indenture;

WHEREAS, as collateral security for payment and performance of its payment obligations under the Note and all other obligations under the documents to which the Borrower is a party (the “Obligations”), the Grantor is willing to grant to the Secured Party a security interest in all of its personal property and assets pursuant to the terms of this Security Agreement; and

WHEREAS, the Secured Party is unwilling to enter into the Indenture unless the Grantor enters into this Security Agreement.

NOW, THEREFORE, in order to induce the Secured Party to enter into the Indenture with the Issuer, and in further consideration of the premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged the parties hereto agree as follows:

1.             Definitions.  All capitalized terms used herein without definitions have the respective meanings provided to them in the Indenture.  The term “State,” as used herein, means the State of Texas.  All terms defined in the Uniform Commercial Code of the State and used herein shall have the same definitions herein as specified therein.  The term “electronic document” applies in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

2.             Security Interest.

2.1.         Grant of Security Interest.  The Grantor hereby grants to the Secured Party, for the benefit of the holders of the Bonds, to secure the payment and performance in full of all of the Obligations, a security interest in and pledges and assigns to the Secured Party, for the benefit of the holders of the Bonds, the following properties, assets and rights of the Grantor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, money, cash or cash equivalents, supporting obligations, any other contract rights or rights to the payment of money, insurance claims, all general intangibles (including all payment intangibles, software and intellectual property), and any books, records or information relating to the foregoing and any proceeds of the foregoing.  The Secured Party acknowledges that the attachment of its security interest in any commercial tort claim of the Grantor as original collateral is subject to the Grantor’s compliance with §4.7.

2.2.         Non-Transferable Collateral.

(a)  The grant of the security interest contained in §2.1 shall not extend to, and the term “Collateral” shall not include, any directly held investment property, or any general intangibles, now or hereafter held or owned by the Grantor, to the extent, in each case, that (i) a security interest may not be granted by the Grantor in such directly held investment property or general intangibles as a matter of law, or under the terms of the governing document applicable thereto, without the consent of one or more applicable parties thereto and (ii) such consent has not been obtained.

(b)           The grant of the security interest contained in §2.1 shall extend to, and the term “Collateral” shall include, (i) any and all proceeds of such directly held investment property or general intangibles to the extent that the proceeds are not themselves directly held investment property or general intangibles subject to §2.2(a) and (ii) upon any such applicable party or parties’ consent with respect to any otherwise excluded directly held investment property or general intangibles being obtained, thereafter such directly held investment property or general intangibles.

(c)           The provisions of §2.2(a) shall not apply to (i) directly held investment property or general intangibles to the extent that the restriction on the Grantor granting a security interest therein is not effective under applicable law or (ii) payment intangibles.

3.             Authorization to File Financing Statements.  The Grantor hereby irrevocably authorizes the Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) provide any other information required by part 5 of Article 9 of the Uniform Commercial Code of the State or such other jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Grantor agrees to furnish any such information to the Secured Party promptly upon the Secured Party’s request.  The Grantor also ratifies its authorization for the Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof, with all costs and expenses to be at the Grantor’s expense.

4.             Other Actions.  Further to insure the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in the Collateral, the Grantor agrees, at the Grantor’s expense, to take the following actions with respect to the following Collateral and without limitation on the Grantor’s other obligations contained in this Agreement:

4.1.         Promissory Notes and Tangible Chattel Paper.  If the Grantor shall, now or at any time hereafter, hold or acquire any promissory notes or tangible chattel paper, the Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.

4.2.         Deposit Accounts.  For each deposit account that the Grantor, now or at any time hereafter, opens or maintains, the Grantor shall, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the depositary bank to agree to comply without further consent of the Grantor, at any time with instructions from the Secured Party to such depositary bank directing the disposition of funds from time to time credited to such deposit account, or (b) arrange for the Secured Party to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw funds from such deposit account.  The Secured Party agrees with the Grantor that the Secured Party shall not give any such instructions or withhold any withdrawal rights from the Grantor, unless a Loan Default Event has occurred and is continuing, or, if effect were given to any withdrawal not otherwise permitted by the Documents to which the Borrower is a party, would occur.  The provisions of this paragraph shall not apply to any deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor’s salaried employees.

4.3.         Investment Property.  Subject to §2.2, if the Grantor shall, now or at any time hereafter, hold or acquire any certificated securities, the Grantor shall forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time specify.  If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) cause the issuer to agree to comply, without further consent of the Grantor or such nominee, at any time with instructions from the Secured Party as to such securities, or (b) arrange for the Secured Party to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Secured Party thereof and, at the Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply, in each case without further consent of the Grantor or such nominee, at any time with entitlement orders or other instructions from the Secured Party to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Secured Party to such commodity intermediary, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Secured Party to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Secured Party, to exercise rights to withdraw or otherwise deal with such investment property.  The Secured Party agrees with the Grantor that the Secured Party shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by the Grantor, unless a Loan Default Event has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights not otherwise permitted by the Loan Documents, would occur.  The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Secured Party is the securities intermediary.

4.4.         Collateral in the Possession of a Bailee.  If any Collateral of the Grantor is, now or at any time hereafter, in the possession of a bailee, the Grantor shall promptly notify the Secured Party thereof and, at the Secured Party’s request and option, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Secured Party, that the bailee holds such Collateral for the benefit of the Secured Party and such bailee’s agreement to comply, without further consent of the Grantor, at any time with instructions of the Secured Party, as to such Collateral.  The Secured Party agrees with the Grantor that the Secured Party shall not give any such instructions unless a Loan Default Event has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to the bailee.

4.5.         Electronic Chattel Paper, Electronic Documents and Transferable Records.  If the Grantor, now or at any time hereafter, holds or acquires an interest in any electronic chattel paper, any electronic document or any “transferable record,” as that term is defined in §201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, shall take such action as the Secured Party may reasonably request to vest in the Secured Party control, under §9-105 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic chattel paper, control, under §7.106 of the Uniform Commercial Code of the State or any other relevant jurisdiction, of such electronic document or control, under §201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Secured Party agrees with the Grantor that the Secured Party will arrange, pursuant to procedures satisfactory to the Secured Party and so long as such procedures will not result in the Secured Party’s loss of control, for the Grantor to make alterations to the electronic chattel paper, electronic document or transferable record permitted under UCC §9.105, UCC §7.106, or, as the case may be, §201 of the federal Electronic Signatures in Global and National Commerce Act or §16 of the Uniform Electronic Transactions Act for a party in control to make without loss of control, unless a Loan Default Event has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to such electronic chattel paper, electronic document or transferable record.  The provisions of this §4.5 relating to electronic documents and “control” under UCC §7.106 apply in the event that the 2003 revisions to Article 7, with amendments to Article 9, of the Uniform Commercial Code, in substantially the form approved by the American Law Institute and the National Conference of Commissioners on Uniform State Laws, are now or hereafter adopted and become effective in the State or in any other relevant jurisdiction.

4.6.         Letter-of-Credit Rights.  If the Grantor is, now or at any time hereafter, a beneficiary under a letter of credit now or hereafter, the Grantor shall promptly notify the Secured Party thereof and, at the request and option of the Secured Party, the Grantor shall, pursuant to an agreement in form and substance satisfactory to the Secured Party, either (a) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment to the Secured Party of the proceeds of the letter of credit or (b) arrange for the Secured Party to become the transferee beneficiary of the letter of credit.

4.7.         Commercial Tort Claims.  If the Grantor shall, now or at any time hereafter, hold or acquire a commercial tort claim, the Grantor shall immediately notify the Secured Party in a writing signed by the Grantor of the particulars thereof and grant to the Secured Party, for the benefit of the Secured Parties and the Secured Party, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Party.

4.8.         Other Actions as to Any and All Collateral.  The Grantor further agrees upon the request of the Secured Party and at the Secured Party’s option, to take any and all other actions as the Secured Party may determine to be necessary or useful for the attachment, perfection and first priority of, and the ability of the Secured Party to enforce, the Secured Party’s security interest in any and all of the Collateral including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Grantor’s signature thereon is required therefor, (b) causing the Secured Party’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Secured Party to enforce, the Secured Party’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance satisfactory to the Secured Party including any consent of any licensor, lessor or other person obligated on Collateral and any party or parties whose consent is required for the security interest of the Secured Party to attach under §2, (e) obtaining waivers from landlords in form and substance satisfactory to the Secured Party and (f) taking all actions under any earlier versions of the Uniform Commercial Code or under any other law, as reasonably determined by the Secured Party to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

4.9.         Relation to Other Collateral Documents.  The provisions of this Agreement supplement the provisions of any leasehold deeds of trust, collateral assignments, or other such instruments by and between the Grantor and the Secured Party (either existing now or in the future, collectively, “Other Collateral Documents”), for the benefit of the holders of the Bonds, and which secures the payment or performance of any of the Obligations.  Nothing contained in any such document shall derogate from any of the rights or remedies of the Secured Party or any of the Secured Parties hereunder.

5.             Representations and Warranties Concerning Grantor’s Legal Status.  The Grantor represents and warrants to the Secured Party as follows: (a) the Grantor’s exact legal name is that indicated on Schedule 1 attached hereto, (b) the Grantor is an organization of the type, and is organized in the jurisdiction, set forth on Schedule 1 attached hereto, (c) Schedule 1 attached hereto accurately sets forth the Grantor’s organizational identification number or accurately states that the Grantor has none, and (d) Schedule 1 attached hereto accurately sets forth the Grantor’s place of business or, if more than one, its chief executive office as well as the Grantor’s mailing address if different.

6.             Covenants Concerning Grantor’s Legal Status.  The Grantor covenants with the Secured Party as follows: (a) without providing at least thirty (30) days’ prior written notice to the Secured Party, the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if the Grantor does not have an organizational identification number and later obtains one, the Grantor will promptly notify the Secured Party of such organizational identification number, and (c) the Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

7.             Representations and Warranties Concerning Collateral, Etc.  The Grantor further represents and warrants to the Secured Party as follows: (a) the Grantor is the owner of or has other rights in or power to transfer the Collateral, free from any right or claim of any person or any adverse lien, except for the security interest created by this Agreement and “Permitted Liens” (defined below), (b) none of the Collateral constitutes, or is the proceeds of, “farm products” as defined in §9.102(a)(34) of the Uniform Commercial Code of the State, (c) none of the account debtors or other persons obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or like federal, state or local statute or rule in respect of such Collateral, (d) the Grantor holds no commercial tort claim except as indicated on its Perfection Certificate, and (e) the Grantor has at all times operated its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances.  For the purposes of this Agreement, “Permitted Liens” collectively includes (i) liens for taxes not then delinquent, (ii) any lien pursuant to the Loan Agreement, the Indenture, or Other Collateral Documents or a document to which the Borrower is a party granting a lien in the Project or the Revenues (iii) any lien or encumbrance disclosed on the title insurance policy delivered in connection with the issuance of the Bonds; (iv) mineral leases, servitudes or other mineral rights, utility, access and other easements and rights of way, restrictions and exceptions that an authorized officer of the Grantor certifies will not interfere with the operation of or impair the value of the Premises, and (v) such minor defects, irregularities, encumbrances, easements, rights of way and clouds on title as normally exist with respect to property similar in character to the premises comprising the Project and would not reasonably be expected to materially impair the property affected thereby for the purpose for which it was acquired or is held by the Grantor.

8.             Covenants Concerning Collateral, Etc.  The Grantor further covenants with the Secured Party as follows: (a) the Collateral, to the extent not delivered to the Secured Party pursuant to §4, will be kept at the Project site and the Grantor will not remove the Collateral from such locations, without providing at least thirty (30) days’ prior written notice to the Secured Party, (b) except for the security interest herein granted and the Permitted Liens, the Grantor shall be the owner of or have other rights in the Collateral free from any right or claim of any other person or any lien, and the Grantor shall defend the same against all claims and demands of all persons at any time claiming the same or any interests therein adverse to the Secured Party or any of the Secured Parties, (c) the Grantor shall not pledge, mortgage or create, or suffer to exist any right of any person in or claim by any person to the Collateral, or any lien in the Collateral in favor of any person, or become bound (as provided in §9.203(d) of the Uniform Commercial Code of the State or any other relevant jurisdiction or otherwise) by a security agreement in favor of any person as secured party, other than the Secured Party except for the Permitted Liens, (d) the Grantor will keep the Collateral in good order and repair and will not use the same in violation of law or any policy of insurance thereon, (e) the Grantor will permit the Secured Party, or its designee, to inspect the Collateral at any reasonable time, wherever located, (f) the Grantor will pay promptly when due all taxes, assessments, governmental charges and levies upon the Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement, (g) the Grantor will continue to operate, its business in compliance with all applicable provisions of the federal Fair Labor Standards Act, as amended, and with all applicable provisions of federal, state and local statutes and ordinances dealing with the control, shipment, storage or disposal of hazardous materials or substances, and (h) the Grantor will not sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein except in the ordinary course of business.

9.             Insurance.  Grantor shall maintain insurance on the Collateral according to the Loan Agreement.

10.          Collateral Protection Expenses; Preservation of Collateral.

10.1.       Expenses Incurred by Secured Party.  In the Secured Party’s discretion, the Secured Party may discharge taxes and other encumbrances at any time levied or placed on any of the Collateral, maintain any of the Collateral, make repairs thereto and pay any necessary filing fees or insurance premiums, in each case if the Grantor fails to do so.  The Grantor agrees to reimburse the Secured Party on demand for all expenditures so made.  The Secured Party shall have no obligation to the Grantor to make any such expenditures, nor shall the making thereof be construed as a waiver or cure of any Loan Default Event.

10.2.       Secured Party’s Obligations and Duties.  Anything herein to the contrary notwithstanding, the Grantor shall remain obligated and liable under each contract or agreement comprised in the Collateral to be observed or performed by the Grantor thereunder.  Neither the Secured Party nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Party or any Secured Party of any payment relating to any of the Collateral, nor shall the Secured Party or any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Party or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Party or to which the Secured Party or any Secured Party may be entitled at any time or times.  The Secured Party’s sole duty with respect to the custody, safe keeping and physical preservation of the Collateral in its possession, under §9-207 of the Uniform Commercial Code of the State or otherwise, shall be to deal with such Collateral in the same manner as the Secured Party deals with similar property for its own account.

11.          Securities and Deposits.  The Secured Party may at any time following and during the continuance of a Loan Default Event, at its option, transfer to itself or any nominee any securities constituting Collateral, receive any income thereon and hold such income as additional Collateral or apply it to the Obligations.  Whether or not any Obligations are due, the Secured Party may following and during the continuance of a Loan Default Event demand, sue for, collect, or make any settlement or compromise which it deems desirable with respect to the Collateral.  Regardless of the adequacy of Collateral or any other security for the Obligations, any deposits or other sums at any time credited by or due from the Secured Party or any Secured Party to the Grantor may at any time be applied to or set off against any of the Obligations.

12.          Notification to Account Debtors and Other Persons Obligated on Collateral.  If a Loan Default Event shall have occurred and be continuing, the Grantor shall, at the request and option of the Secured Party, notify account debtors and other persons obligated on any of the Collateral of the security interest of the Secured Party in any account, chattel paper, general intangible, instrument or other Collateral and that payment thereof is to be made directly to the Secured Party or to any financial institution designated by the Secured Party as the Secured Party’s agent therefor, and the Secured Party may itself, if a Loan Default Event shall have occurred and be continuing, without notice to or demand upon the Grantor, so notify account debtors and other persons obligated on Collateral.  After the making of such a request or the giving of any such notification, the Grantor shall hold any proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Grantor as trustee for the Secured Party, for the benefit of the Secured Parties and the Secured Party, without commingling the same with other funds of the Grantor and shall turn the same over to the Secured Party in the identical form received, together with any necessary endorsements or assignments.  The Secured Party shall apply the proceeds of collection of accounts, chattel paper, general intangibles, instruments and other Collateral received by the Secured Party to the Obligations, such proceeds to be immediately credited after final payment in cash or other immediately available funds of the items giving rise to them.

13.          Power of Attorney.

13.1.       Appointment and Powers of Secured Party.  The Grantor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact with full irrevocable power and authority in the place and stead of the Grantor or in the Secured Party’s own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives said attorneys the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, to do the following:

(a)           upon the occurrence and during the continuance of a Loan Default Event, generally to sell, transfer, pledge, make any agreement with respect to or otherwise dispose of or deal with any of the Collateral in such manner as is consistent with the Uniform Commercial Code of the State or any other relevant jurisdiction and as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Grantor’s expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary or useful to protect, preserve or realize upon the Collateral and the Secured Party’s security interest therein, in order to effect the intent of this Agreement, all no less fully and effectively as the Grantor might do, including (i) the filing and prosecuting of registration and transfer applications with the appropriate federal, state or local agencies or authorities with respect to trademarks, copyrights and patentable inventions and processes, (ii) upon written notice to the Grantor, the exercise of voting rights with respect to voting securities, which rights may be exercised, if the Secured Party so elects, with a view to causing the liquidation of assets of the issuer of any such securities and (iii) the execution, delivery and recording, in connection with any sale or other disposition of any Collateral, of the endorsements, assignments or other instruments of conveyance or transfer with respect to such Collateral; and

(b)           to the extent that the Grantor’s authorization given in §3 is not sufficient, to file such financing statements with respect hereto, with or without the Grantor’s signature, or a photocopy of this Agreement in substitution for a financing statement, as the Secured Party may deem appropriate and to execute in the Grantor’s name such financing statements and amendments thereto and continuation statements which may require the Grantor’s signature.

13.2.       Ratification by Grantor.  To the extent permitted by law, the Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and is irrevocable.

13.3.       No Duty on Secured Party.  The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Party and the Secured Parties in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act, except for the Secured Party’s own gross negligence or willful misconduct.

14.          Rights and Remedies.  If a Loan Default Event shall have occurred and be continuing, the Secured Party, without any other notice to or demand upon the Grantor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code of the State or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right to take possession of the Collateral, and for that purpose the Secured Party may, so far as the Grantor can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom.  The Secured Party may in its discretion require the

Grantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction of the Grantor’s principal office or at such other locations as the Secured Party may reasonably designate.  Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give to the Grantor at least five (5) Business Days’ prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made.  The Grantor hereby acknowledges that five (5) Business Days’ prior written notice of such sale or sales shall be reasonable notice.  In addition, the Grantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Party’s rights and remedies hereunder, including its right following a Loan Default Event to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

15.          Standards for Exercising Rights and Remedies.  To the extent that applicable law imposes duties on the Secured Party to exercise remedies in a commercially reasonable manner, the Grantor acknowledges and agrees that it is not commercially unreasonable for the Secured Party (a) to fail to incur expenses reasonably deemed significant by the Secured Party to prepare Collateral for disposition or otherwise to fail to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as the Grantor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure the Secured Party against risks of loss, collection or disposition of Collateral or to provide to the Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by the Secured Party, to obtain the services of brokers, investment bankers, consultants and other professionals to assist the Secured Party in the collection or disposition of any of the Collateral. The Grantor acknowledges that the purpose of this §15 is to provide non-exhaustive indications of what actions or omissions by the Secured Party would fulfill the Secured Party’s duties under the Uniform Commercial Code of the State or any other relevant jurisdiction in the Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by the Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this §15.  Without limitation upon the foregoing, nothing contained in this §15 shall be construed to grant any rights to the Grantor or to impose any duties on the Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this §15.

16.          No Waiver by Secured Party, etc.  The Secured Party shall not be deemed to have waived any of its rights and remedies in respect of the Obligations or the Collateral unless such waiver shall be in writing and signed by the Secured Party.  No delay or omission on the part of the Secured Party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy.  A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.  All rights and remedies of the Secured Party with respect to the Obligations or the Collateral, whether evidenced hereby or by any other instrument or papers, shall be cumulative and may be exercised singularly, alternatively, successively or concurrently at such time or at such times as the Secured Party deems expedient.

17.          Suretyship Waivers by Grantor.  The Grantor waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Obligations and the Collateral, the Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable therefor, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Secured Party may deem advisable.  The Secured Party shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto beyond the safe custody thereof as set forth in §10.2.  The Grantor further waives any and all other suretyship defenses.

18.          Marshaling.  The Secured Party shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Secured Party hereunder and of the Secured Party in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

19.          Proceeds of Dispositions; Expenses.  The Grantor agrees to pay to the Secured Party on demand any and all expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by the Secured Party in protecting, preserving or enforcing the Secured Party’s rights and remedies under or in respect of any of the Obligations or any of the Collateral.  After

deducting all of said expenses, the residue of any proceeds of collection or sale or other disposition of Collateral shall, to the extent actually received in cash, be applied to the payment of the Obligations in such order or preference as is provided in the Indenture, or as reasonably determined by the Secured Party (if not specified in the Indenture), proper allowance and provision being made for any Obligations not then due.  Upon the final payment in cash and satisfaction in full of all of the Obligations and after making any payments required by §§9.608(a)(1)(C) or 9.615(a)(3) of the Uniform Commercial Code of the State, any excess shall be returned to the applicable Grantor.  In the absence of final payment and satisfaction in full of all of the Obligations, the Grantor shall remain liable for any deficiency.

20.          Governing Law; Consent to Jurisdiction; Service of Process.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN DALLAS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE SECURED PARTY OTHERWISE MAY HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

21.          Waiver of Jury Trial.  EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OR ENFORCEMENT OF ANY SUCH RIGHTS OR OBLIGATIONS.  Except as prohibited by law, the Grantor waives any right which it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.  The Grantor (a) certifies that neither the Secured Party nor any representative, agent or attorney of the Secured Party or any Secured Party has represented, expressly or otherwise, that the Secured Party would not, in the event of litigation, seek to enforce the foregoing waivers or other waivers contained in this Agreement and (b) acknowledges that, in entering into the Indenture, the Secured Party is relying upon, among other things, the waivers and certifications contained in this §21.

22.          Miscellaneous.  The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof.  This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its successors and assigns, and shall inure to the benefit of the Secured Party, the Secured Parties and their respective successors and assigns.  If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein.  The Grantor acknowledges receipt of a copy of this Agreement.

23.          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement (and the other Documents to which the Borrower is a party and the Indenture) constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page of this Agreement by electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

24.          Conflict.  To the extent the terms of this Agreement conflict with the terms of the Indenture or any other Borrower Loan Document, the terms of such other agreement shall control.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, intending to be legally bound, the undersigned have caused this Security Agreement to be duly executed as of the date first above written.

Grantor:

DALLAS CLEAN ENERGY MCCOMMAS BLUFF, LLC, a Delaware limited liability company

By:	/S/ Harrison S. Clay
Name:	Harrison S. Clay
Title:	Manager

Accepted:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

a national banking association, as Secured Party

By:	/S/ Matthew Moon
Name:	Matthew Moon
Title:	Senior Associate

Schedule 1

(a)           Dallas Clean Energy McCommas Bluff, LLC

(b)           Delaware limited liability company

(c)           [Grantor has none]

(d)           [Insert]

S-1